Exhibit 4.2

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK AND MORE THAN ONE SERIES OF ITS CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

Incorporated under the laws of the State of Delaware, June 24, 1996

Certificate Number: __

Initial Number of Shares of Series B Convertible Preferred Stock: ______

CELLECTAR BIOSCIENCES, INC.

Cellectar Biosciences, Inc. (the “Corporation”) hereby certifies that _________ (the “Holder”) is the registered owner of ______ fully paid and non-assessable shares of the Corporation’s designated Series B Convertible Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), transferable on the books and records of the Corporation, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed or assigned and in proper form for transfer.

This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Certificate of Incorporation and the Restated Bylaws of the Corporation and any amendments thereto, including the provisions of the Certificate of Designation of Preferences, Rights and Limitations, dated October 10, 2017, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations.

The shares of the Series B Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

Reference is hereby made to the provisions of the Series B Preferred Stock set forth in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officer as of October 12, 2017.

By:
Name: John P. Hamill Title: Interim Chief Financial Officer

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below into shares of common stock, par value $0.00001 per share (the “Common Stock”), of Cellectar Biosciences, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________
Number of shares of Preferred Stock owned prior to Conversion: _______________
Number of shares of Preferred Stock to be Converted: ________________________
Stated Value of shares of Preferred Stock to be Converted: ____________________
Number of shares of Common Stock to be Issued: ___________________________
Applicable Conversion Price:____________________________________________
Number of shares of Preferred Stock subsequent to Conversion: ________________
Address for Delivery: ______________________ Or DWAC Instructions: Broker no: _________ Account no: ___________

[HOLDER] By:___________________________________ Name: Title: